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                        Law Offices of Diana L. Powell
                      4600 South Ulster Street, Suite 700
                          Denver, Colorado 80237-2882
                          Telephone:   (303) 740-3813
                          Telecopy:    (303) 740-6789


                               October 30, 1996

Pro-Dex, Inc. 1988 Stock Option Plan
Attn:  Mr. Richard N. Reinhardt, Trustee
1401 Walnut Street, Suite 500
Boulder, Colorado 80302

     RE:  Pro-Dex, Inc.  1988 Stock Option Plan - Registration on Form S-8

Dear Mr. Reinhardt:

     We have been engaged as special counsel by Pro-Dex, Inc., a Colorado corporation (the "Corporation") and the Pro-Dex, Inc. 1998 Stock Option Plan, to review certain matters concerning the registration of shares to be acquired on the exercise of options heretofore granted under such Plan. We have been requested to render to you the opinions set forth in this letter.

                            A.  DOCUMENTS REVIEWED
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          1.   Articles of Incorporation of Pro-Dex, Inc., dated as of January
24, 1994, as amended;

          2.   Bylaws of Pro-Dex, Inc., as amended;

          3. Certificate of the Secretary of State of the State of Colorado, that the Corporation is in good standing under the laws of Colorado;

          4. Form S-8 registering shares of Pro-Dex, Inc. Common Stock to be acquired on exercise of options heretofore granted under the Pro-Dex, Inc. 1988 Stock Option Plan (the "Registration Statement");

          5.   The Pro-Dex, Inc. 1988 Stock Option Plan (the "Plan");

          6. Minutes of the Shareholder's Meeting January 16, 1989, adopting the 1988 Stock Option Plan; and
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          7.  Grant Letters dated July 1, 1988 and December 31, 1994, granting certain options pursuant to the Company's 1988 Stock Option Plan, reflecting action of the Board of Directors of Pro-Dex, Inc.

          Terms used herein which are defined in the above documents ("Documents"), which are not defined herein, shall have the meanings assigned in the Documents. We have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Documents, and (ii) such Corporation records and documents and other documents and instruments as we have deemed appropriate in connection with the opinions hereinafter expressed.

          B.  OPINIONS
              --------

     Based solely upon our review of the Documents and subject to the qualifications, limitations and assumptions, comments as to scope, and general statements set forth herein, we are of the opinion that:

          1.   Existence.  The Corporation is a corporation validly existing and
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in good standing under the laws of the State of Colorado, with all requisite power and authority to own its properties and to carry on the business in which it is now engaged.

          2.   Authority.  The Corporation has full legal right, power and
               ---------
authority to enter into the Asset Purchase Agreement, and the Asset Purchase Agreement, when executed by all the parties thereto will have been validly authorized, executed and delivered by the Corporation and Purchaser's Subsidiary.

          3.   Issuance of Securities.  Each of the shares to be issued pursuant
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to the exercise of options under the 1988 Stock Option Plan will, when sold in accordance with the Registration Statement, upon the due and full payment therefore in accordance with the terms of each applicable grant letter and the Plan, and execution of the certificates in respect thereto by the requisite corporate authorities, be validly issued, fully paid and non-assessable.

          4.   Compliance with ERISA.  The 1988 Stock Option Plan complies with
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the Employee Retirement Income Security Act of 1976 ("ERISA") and Section 422A
relating to Incentive Stock Option Plans, to the extent that such compliance is required in accordance with the terms thereof. Options heretofore granted to Dr. M. Larry Kyle to acquire 30,000 shares of the Corporation's common stock, pursuant to the 1988 Stock Option Plan, are incentive stock options pursuant to
Section 422A of the Internal Revenue Code of 1986, as amended. Options heretofore granted to Mr. Shannon Squyrs to acquire 25,000 shares of the Corporation's common stock, pursuant to the 1988 Stock Option Plan, are non-statutory stock options.
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1988 Stock Option Plan
October 30, 1996, p. 3
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                              C.  QUALIFICATIONS
                                  --------------

     The opinions expressed herein are subject to and limited by the following additional qualifications, assumptions and exclusions:

          (a) Assumptions.  The opinions expressed herein are based upon the
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assumption that: (i) all signatures are genuine;  (ii) all documents submitted to us as originals are authentic; (iii) all documents submitted to us as copies are true and correct reproductions of the originals of such documents; (iv) in the case of the Asset Purchase Agreement, we have assumed the power, legal capacity and authority of each person or entity, except the Corporation and Purchaser's Subsidiary, to execute, deliver and perform their respective obligations under such instrument and document, and that such instrument or document constitutes a valid and binding obligation of each such person or entity, enforceable against each such person or entity as appropriate, to the extent that such validity, binding effect and enforceability affects the opinions herein expressed; and (v) each individual executing and delivering any Document was, at the time of such execution and delivery, sui juris, and under no legal disability. We have no knowledge and have made no examination and express no opinion with respect to the effect of forgery, the legal capacity, sobriety or competency of any natural person, alteration after delivery, or fraud, duress or undue influence.

          (b) Knowledge.  The qualification of any opinion or statement herein
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by the use of the words "knowledge," "current actual knowledge," "to our knowledge" or "known to us," means that during the course of our representation of the Corporation in connection with the preparation of the Registration Statement, no fact or circumstance has come to the attention of the attorneys directly involved in such activities or transactions which give such attorneys actual knowledge of the existence of the facts so qualified. For your information, the attorney of this firm directly involved in such activities is Diana L. Powell. Furthermore, except as otherwise expressly set forth herein, we have not undertaken any investigation to determine the existence of any such documents or facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.

          (d) No Investigation.  In rendering this opinion and with your
              ----------------
concurrence, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, whether written or oral, that may have been made by or on behalf of the parties to the Documents, and we have assumed in rendering this opinion that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstance in which they are made, not misleading. We have made no examination of any accounting or financial matters and express no opinion with respect thereto, with your concurrence. In giving the opinions set forth above, our procedures have been limited to (i) discussions with the attorneys of this firm
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identified above, who have performed services for the Corporation, in connection with the Registration Statement and related transactions to which the Corporation was subject or a party, and (ii) discussions with the Corporation's officers.

          D.  SCOPE AND GENERAL STATEMENTS
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     This opinion is provided for the purpose of complying with the requirements of the Plan with respect to the Registration Statement and without our prior written consent may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm, governmental authority or entity whatsoever, other than reliance thereon by the 1988 Stock Option Plan solely with respect to the filing of the Registration Statement and exercise of options heretofore granted during the effectiveness of such Registration Statement.
This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

     Although we have acted as special counsel for the Corporation in connection with the transactions relating to or in respect of the Registration Statement, our representation has been limited to specific matters from time to time referred to us for substantive legal attention, and factual matters or agreements pertaining to the Documents, entities, and the Corporation's businesses and properties may exist of which we have no knowledge or information. However, we have no current actual knowledge of any facts or circumstances which would make any opinion expressed herein incorrect or subject to question or require further investigation of any laws, facts or circumstances. Further, we hereby advise you that, in our capacity as special counsel for the Corporation, we are not handling or directing substantive legal attention to pending litigation, overtly threatened litigation or claims of violation by the Corporation of any Applicable Laws which would have a material adverse consequence on the effectiveness of the Registration Statement.

     Further this opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or any new developments which might affect any matters or opinions set forth herein.
We hereby advise you that any material change in the Corporation's financial condition or any material event which would normally require disclosure prior to any transaction by the Corporation may render the Registration Statement ineffective.
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1988 Stock Option Plan
October 30, 1996, p. 5
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     We are licensed to practice law only in the States of Colorado and Texas and the District of Columbia, and we express no opinion with respect to the effect of any laws other than the laws of the State of Colorado and the United States.

                                 Law Offices of Diana L. Powell



                                 By: /s/ Diana L. Powell
                                    ---------------------------------------
                                        Diana L. Powell, Esq.